Exhibit 99.1

GC China Reports Financial Results for the Third Quarter and Nine Month Period Ended September 30, 2010

Q3 Revenues Increase 70% Year-Over-Year and Nine-Month Revenues up 1035%

NEW YORK, NY--(Marketwire - 11/15/10) - GC China Turbine Corp. (OTC.BB:GCHT - News) (the "Company" or "GC China"), a leading Chinese manufacturer of twin blade wind turbines, today announced financial results for the three and nine-month period ended September 30, 2010.

Key Highlights

•
On year-over-year basis, for Q310, revenues of $4 million compared to approximately $2.4 million for the same period last year, gross profit of $994 thousand compared to $177 thousand for the same period last year and Q3 net loss of $64 thousand compared to $1.3 million;

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Nine month revenues of $27.1 million, compared to $2.3 million for the same nine month period last year, with gross profit of $6.7 million compared to $177 thousand and net income of $3.4 million compared to a net loss of $1.7 million;

•	Sold 7 turbines in Q310 and 47 turbines through the nine months ended September 30, 2010.

Mr. Hou Tie Xin, Chairman of the Board of GC China, said that, "While we were not able to record and book revenues on 23 turbines in the Q3 that we had anticipated, due to lack of a full preparation for taking delivery by a customer during the period, those revenues will be recognized in the Q4 of this year. We remain on track to ship 100 turbines in fiscal year 2010, and continue to see strong demand for our turbines in the market and expect to announce expansion of our footprint from China into the European wind energy markets in fiscal year 2010."

Financial Results for the Third Quarter ended September 30, 2010

Revenues for the three months ended September 30, 2010 were $4,085,675 compared to $2,390,775 for the same period last year, with sales of 7 turbines and 3 turbines, respectively. The company was informed by its independent auditor, Deloitte Touche Tohmatsu, that it was unable to record sales of 23 additional turbines that have been produced and ready for shipment in the quarter due to lack of a full preparation for taking delivery by a customer in the period. Management confirms that these 23 turbines will be shipped in the fourth quarter.

Gross profit was $993,656, or 24.3% of sales, compared to gross profit of $176,884, or 7.4% of sales for the same period last year. By achieving lower raw materials costs, as well as lower costs associated with production and higher allocation of overhead into each unit of wind turbine for the same period last year, the Company was able to lower its cost of sales as a percentage of total revenues in the most recent quarter to approximately 75.6% from 92.6% in the same period last year.

Net loss for the third quarter was $63,868, compared to a net loss of $1,320,085 for the three months ended September 30, 2009, or $0.00 per diluted share and $0.04 per diluted share, respectively.

Financial Results for the Nine Month Period Ended September 30, 2010

Revenues for the nine months ended September 30, 2010 were $27,144,543 compared to $2,390,775 for the same nine month period last year, with sales of 47 turbines and 3 turbines, respectively. Gross profit was $6,703,493, or 24.7% of sales, compared to $176,884 for the same period last year.

Net income for the nine months ended September 30, 2010 was $3,461,414, or $0.04 per diluted share, compared to a net loss of $1,670,678, or $0.05 per diluted share for the same nine month period last year.

At September 30, 2010, GC China had $1,162,855 in cash and cash equivalents, and accounts receivable of $27,953,726. This compares to $12,430,674 in cash and cash equivalents and accounts receivable of $29,236,353 at June 30, 2010.

Business Outlook

The Company currently has a loan facility in the amount of $17,910,447 (RMB 120,000,000) composed by $4,477,611(RMB 30,000,000) performance security and $13,432,835 (RMB 90,000,000) working capital loan, and interest rate of 6.37% from a PRC bank. As of today, the company has used $8,955,223(RMB 60,000,000) working capital loan. As of September 30, 2010, there are $4,476,891 (RMB 30,000,000) working capital loan and $4,477,611(RMB 30,000,000) performance security available for future borrowing. In addition, the Company is currently negotiating additional lines of credit with other PRC banks which it expects to be approved by December, 2010.

Based on anticipation of receipt of at least $4.10 million in accounts receivable this quarter, and the Company's current and expected funds available under certain loan facilities, GC China anticipates that it has sufficient capital on hand and available to fulfill its shipment commitment through year end.

GC China states that it will keep the anticipated objective of the year for revenues of $58 million and net income of $8.2 million unchanged.

As stated above, management expects to ship the 23 turbines in the fourth quarter which were targeted to have shipped in the third quarter. The Company also anticipates shipments of an additional 30 turbines in the fourth quarter, bringing its total shipments in 2010 to 100 units.

Mr. Hou Tie Xin added that, "We recognize that certain unexpected challenges beyond the Company's control have caused delays in the growth of our business in the current year, but we taking the appropriate actions to mitigate operational and financial risk to the business as we react to these conditions. Our customers and demand for our turbines, are both strong, and growing. We are very upbeat about our outlook for 2011, and, based on our current pipeline of business, we expect to ship a range of 150 to 200 turbines next year.

We are pleased to have recently announced the addition of Ping Ye to our management team, and believe her presence and contribution to GC China's management team will greatly enhance our controls, financial reporting and overall financial execution of the business. In addition, Ms. Ye will be instrumental in leading efforts to create greater transparency and interaction with the U.S. investment community."

At its GC Windpower AB research and development center in Stockholm, GC China remains committed to developing and promoting mode advanced wind turbines. Management reiterated that the Company remains on track to commence commercial sales of 1.1MW, 2.5MW and 3MW turbines in 2011.

About GC China Turbine Corp.

GC China is a leading manufacturer of state-of-the-art 2-bladed wind turbines based in Wuhan City of Hubei Province, China. The Company identified a 2-bladed wind turbine technology in the wind energy space that would be reliable and cost-effective to manufacture. The development project that created the 2-bladed wind turbine was developed through a 10 year research project costing over US$ 75 million. GC China's launch product is a 1.0 megawatt ("MW") utility scale turbine with designs for a 2.5MW and 3.0MW utility scale turbine in development. For more information visit: www.gcchinaturbine.com

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, completion of definitive agreements with local and provincial governments, wind farms and utility companies, number of wind turbine systems ordered, manufactured, delivered and installed, the Company's future strategic plans, the outlook for the Company's markets and the demand for its products, estimated sales, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Investor Relations
Todd M. Pitcher
Aspire Clean Tech Communications
Hayden Communications, International
Phone: 760-798-4938